A PROFESSIONAL CORPORATION
                         ATTORNEYS AND COUNSELORS AT LAW
                              ONE COMMERCIAL PLACE
                              POST OFFICE BOX 3037
                             NORFOLK, VIRGINIA 23514
                                 (757) 624-3000
                               FAX (757) 624-3169
                               700 PAVILION CENTER
                               POST OFFICE BOX 626
                         VIRGINIA BEACH, VIRGINIA 23451
                                   ----------

                              11817 CANON BOULEVARD
                                    SUITE 408
                          NEWPORT NEWS, VIRGINIA 23606
                                 ---------------
                               DIRECT DIAL NUMBER
                                 (757) 624-3000
                              E-MAIL: @kaufcan.com


                                  July 30, 1997



Jackson Hewitt Inc.
July 30, 1997
Page 1


Jackson Hewitt Inc.
4575 Bonney Road
Virginia Beach,  Virginia 23462

         Registration Statement on Form S-1
         Registration No. 333-30439

Gentlemen:

         We have acted as counsel for Jackson Hewitt Inc., a Virginia corporation (the "Company"), in connection with the preparation of the subject registration statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register up to 1,501,455 shares of common stock, par value $0.02 per share, of the Company (the "Common Stock"), to be issued as described in the Registration Statement. In this connection, we have reviewed
(a) the Registration Statement; (b) the Company's Articles of Incorporation and Bylaws; and (c) certain records of the Company's corporate proceedings as reflected in its minute and stock books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         In our opinion, the 1,501,455 shares of Common Stock to be issued by the Company as described in the Registration Statement, when and to the extent issued in accordance with the terms of the Prospectus contained in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     \s\ Kaufman & Canoles
                                                     ----------------------
                                                     Kaufman & Canoles,
                                                     a Professional Corporation